                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             TRANS-LUX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             TRANS-LUX CORPORATION
                              110 RICHARDS AVENUE
                        NORWALK, CONNECTICUT 06856-5090
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRANS-LUX CORPORATION will be held at the Office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on Thursday, May 22, 1997 at 10:00 A.M. local time for the following purposes:

          1. To elect three directors to serve for a term of three years, in each case until their successors shall be elected and shall have qualified;

          2. To consider and act upon a proposal to recommend to the Board of Directors the retention of Deloitte & Touche LLP as the Corporation's independent auditors for the ensuing year; and

          3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on March 24, 1997 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors,

                                              ANGELA D. TOPPI
                                                 Secretary

Dated: Norwalk, Connecticut
       March 24, 1997

--------------------------------------------------------------------------------
Please mark, date, sign and return promptly the enclosed proxy so that your shares may be represented at the Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
--------------------------------------------------------------------------------

                             TRANS-LUX CORPORATION
                              110 RICHARDS AVENUE
                        NORWALK, CONNECTICUT 06856-5090
                            ------------------------

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of TRANS-LUX CORPORATION (hereinafter called the "Corporation"), of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Thursday, May 22, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying notice of the Meeting. It is intended that this Statement and the proxies solicited hereby be mailed to stockholders no later than April 15, 1997. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it at any time before it is exercised by giving written notice of revocation or a proxy of later date and returning it to the Corporation, Attention: Secretary, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

     The close of business on March 24, 1997 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. There were outstanding as of the close of business on March 24, 1997 and entitled to notice of and to vote at the Meeting 984,140 shares of Common Stock and 298,640 shares of Class B Stock. Each outstanding share of Common Stock shall be entitled to one vote on all matters voted on at the Meeting and each outstanding share of Class B Stock is entitled to ten votes on all matters voted on at the Meeting. The holders of Common Stock and Class B Stock vote together on all the proposals.

     Unless otherwise specified, the proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the Meeting. The Board of Directors is not aware that any other matters are to be presented for action at the Meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of March 24, 1997 (or such other date specified) with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock or shares acquirable within 60 days of such date by (i) each person known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock and/or Common Stock and who is deemed to be such beneficial owner of the Corporation's Class B Stock and Common Stock under Rule 13d-3(a)(ii); (ii) each person who is a director or nominee for director of the Corporation; (iii) each named executive in the Summary Compensation Table; and (iv) all persons as a group who are executive officers and directors of the Corporation, and as to the percentage of outstanding shares held by them on that date.

                                                                 AMOUNT                      PERCENT
                                                 TITLE OF     BENEFICIALLY      PERCENT      OF ALL
      NAME, STATUS AND MAILING ADDRESS             CLASS         OWNED          OF CLASS     CLASSES
---------------------------------------------  -------------  ------------      --------     -------
Richard Brandt...............................  Class B Stock       194,195(1)     65.03%      15.14%
Chairman of the Board of Directors and         Common Stock         16,068(1)      1.61%       1.24%
beneficial owner of more than 5% of the
Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT 06856-5090

Franklin Resources, Inc......................  Common Stock      1,141,797(2)     53.71%      47.09%
Beneficial owner of more than 5% of the
Corporation's Common Stock
777 Mariners Island Blvd.
San Mateo, CA 94404

Froley, Revy Investment Co., Inc.............  Common Stock        435,310(3)     30.67%      25.34%
Beneficial owner of more than 5% of the
Corporation's Common Stock
10900 Wilshire Blvd., Suite 1050
Los Angeles, CA 90024

Gabelli Funds, Inc...........................  Common Stock        158,467(4)     15.54%      12.02%
Beneficial owner of more than 5% of the
Corporation's Common Stock
One Corporate Center
Rye, NY 10580-1434

The Killen Group, Inc. ......................  Common Stock        358,749(5)     28.26%      22.88%
Beneficial owner of more than 5% of the
Corporation's Common Stock
1199 Lancaster Avenue
Berwyn, PA 19312

The TCW Group, Inc...........................  Common Stock         92,900(6)      9.44%       7.24%
Beneficial owner of more than 5% of the
Corporation's Common Stock
865 South Figueroa Street
Los Angeles, CA 90017

Steven Baruch................................  Common Stock            600         *            *
Director
110 Richards Avenue
Norwalk, CT 06856-5090

Howard Brenner...............................  Common Stock          1,000         *            *
Nominee for director
277 Park Avenue
New York, NY 10172

                                                                 AMOUNT                      PERCENT
                                                 TITLE OF     BENEFICIALLY      PERCENT      OF ALL
      NAME, STATUS AND MAILING ADDRESS             CLASS         OWNED          OF CLASS     CLASSES
---------------------------------------------  -------------  ------------      --------     -------

Jean Firstenberg.............................  Common Stock            920(7)      *            *
Director
110 Richards Avenue
Norwalk, CT 06856-5090

Allan Fromme.................................  Class B Stock         2,013(8)      *            *
Director                                       Common Stock            400         *            *
110 Richards Avenue
Norwalk, CT 06856-5090

Robert Greenes...............................  Common Stock          2,556         *            *
Director
110 Richards Avenue
Norwalk, CT 06856-5090

Victor Liss..................................  Class B Stock         9,728         3.26%        *
Director, Vice Chairman, President             Common Stock         30,833(9)      3.05%       2.36%
and Chief Executive Officer
110 Richards Avenue
Norwalk, CT 06856-5090

Gene Jankowski...............................  Common Stock          2,500         *            *
Director
110 Richards Avenue
Norwalk, CT 06856-5090

Howard S. Modlin.............................  Class B Stock         6,272(10)     2.10%        *
Director                                       Common Stock          1,000(10)     *            *
445 Park Avenue
New York, NY 10022

Michael R. Mulcahy...........................  Common Stock          8,143(11)     *            *
Executive Vice President
110 Richards Avenue
Norwalk, CT 06856-5090

Karl P. Hirschauer...........................  Common Stock          3,629(12)     *            *
Senior Vice President
110 Richards Avenue
Norwalk, CT 06856-5090

Thomas F. Mahoney............................  Common Stock          1,000(13)     *            *
Senior Vice President
110 Richards Avenue
Norwalk, CT 06856-5090

All directors and executive officers.........  Class B Stock       212,208(14)    71.06%      16.54%
as a group (14 persons)                        Common Stock         76,183(14)     7.30%       5.68%

---------------
 (1) The amount includes 12,500 shares of Common Stock acquirable upon exercise of stock options, 3,568 shares acquirable upon conversion of $50,000 principal amount of the Corporation's 7 1/2% Convertible Subordinated Notes due 2006 (the "Notes"), and 4,232 shares of Class B Stock owned by Mrs. Brandt.

 (2) Based on Schedule 13G dated January 9, 1997 by Franklin Resources, Inc., a parent holding company, Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of said company and Franklin Advisers, Inc., an investment adviser, the amount includes 1,147,797 shares of Common Stock acquirable upon conversion of $16,000,000 principal amount of the Notes beneficially owned by one or more open and closed-end investment companies or private accounts which are managed by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc., each of which is a registered investment adviser and which have all voting and investment power over the Notes.

 (3) Based on Schedule 13G dated February 14, 1997 by Froley, Revy Investment Co., Inc., a registered investment adviser, the amount includes 435,310 shares of Common Stock acquirable upon conversion of $6,100,000 principal amount of the Notes held in accounts of its clients, none of which would hold 5% or more of the Common Stock upon conversion. The investment adviser has sole dispositive power and no voting power with respect thereto.

 (4) Based on Schedule 13D, Amendment No. 21, dated March 4, 1997, this amount includes 35,467 shares of Common Stock acquirable upon conversion of $497,000 principal amount of the Notes. All securities are held as agent for the account of various investment company fund accounts managed by the reporting persons. Except under certain conditions, Gabelli Funds, Inc. and Gamco Investors, Inc., respectively, have sole voting power and sole dispositive power over 155,467 and 3,000 shares of Common Stock or a maximum aggregate 158,467 shares of Common Stock acquirable upon conversion of the Notes.

 (5) Based on Schedule 13G dated February 14, 1997 and other telephonic advice, The Killen Group, Inc., a registered investment adviser, has sole dispositive power of 73,300 shares and sole power to vote 37,000 of such shares, and its clients for whom the shares were purchased, have the right to the proceeds of a sale. The amount also includes 285,449 shares acquirable upon conversion of $4,000,000 principal amount of the Notes held for such client accounts.

 (6) Based on Schedule 13G, Amendment No. l, dated February 16, 1996 filed by such parent holding company and Robert Day who is deemed to control The TCW Group, Inc. and also deemed a parent holding company and other telephonic advice. The TCW Group, Inc. has sole voting power and sole dispositive power over all such 92,900 shares.

 (7) The amount includes 500 shares of Common Stock acquirable upon exercise of stock options.

 (8) Dr. Fromme is Mr. Brandt's brother-in-law.

 (9) The amount includes 26,094 shares of Common Stock acquirable upon exercise of stock options.

(10) The amount includes l,000 shares of Common Stock acquirable upon exercise of stock options and 3,460 shares of Class B Stock owned by Mr. Modlin's immediate family.

(11) The amount includes 5,500 shares of Common Stock acquirable upon exercise of stock options.

(12) The amount includes 3,000 shares of Common Stock acquirable upon exercise of stock options.

(13) The amount includes 1,000 shares of Common Stock acquirable upon exercise of stock options.

(14) The amount includes 56,094 shares of Common Stock which members of the group have the right to acquire by exercise of stock options (including director stock options), 7,692 shares of Class B Stock set forth in footnotes 1 and 10 above and 3,568 shares of Common Stock acquirable upon conversion of the Notes set forth in footnote 1 above.

  *  Less than l%

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation is divided into three classes with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. Three directors are to be elected at the May 22, 1997 Annual Meeting for a three-year term, and until their successors have been elected and qualified. Messrs. Baruch and Fromme nominated for election as directors for a three-year term were each elected a director of the Corporation at the 1994 Annual Meeting of Stockholders, and Mr. Brenner is a nominee for director for the first time.

     Set forth opposite the name of the nominees and each director is their principal occupation for the past five years, age, the name and principal business of any corporation or other organization in which such employment is carried on, certain other directorships held, the year first elected as a director and the year in which the term of office for which they are a nominee or the term of office of such person will expire.

                                                                                   FIRST
                                                                                   BECAME     TERM
            NAME              PRINCIPAL OCCUPATION, OTHER DIRECTORSHIPS AND AGE   DIRECTOR   EXPIRES
----------------------------  --------------------------------------------------  --------   -------
NOMINEES -- THREE-YEAR TERM
Allan Fromme................  Psychologist, Author, Consultant, Chairman of the     1958       2000
                              Executive Committee of Trans-Lux Corporation; 81

Steven Baruch...............  Executive Vice President of Presidential Realty       1994       2000
                              Corporation; producer of various theatrical
                              productions among them Driving Miss Daisy, Angels
                              in America, Love Letters, Smokey Joe's Cafe and
                              the Broadway revivals of Damn Yankees and A Funny
                              Thing Happened on the Way To The Forum; 58

Howard Brenner..............  Vice Chairman of Southcoast Capital Corporation         --       2000
                              since August 1996, formerly Chairman of Brenner
                              Securities Corporation which was merged into
                              Southcoast Capital Corporation in 1996; formerly
                              President of Drexel Burnham Lambert Incorporated;
                              member of District 10 Committee (NY) National
                              Association of Securities Dealers Inc.; 63

DIRECTORS -- TWO-YEAR REMAINING TERM
Robert Greenes..............  Vice Chairman of the Executive Committee of Trans-    1971       1999
                              Lux Corporation; President of Petroconsult, Inc.;
                              President of East Coast Energy Council; formerly
                              President and Chief Executive Officer of Public
                              Fuel Service Inc. and all of its subsidiaries; 76

Howard S. Modlin............  Attorney and member of the firm Weisman Celler        1975       1999
                              Spett & Modlin, P.C.; Director of Fedders
                              Corporation and General DataComm Industries, Inc.;
                              65

DIRECTORS -- ONE-YEAR REMAINING TERM
Richard Brandt..............  Chairman of the Board, formerly President and         1954       1998
                              Chief Executive Officer of Trans-Lux Corporation;
                              Director of Presidential Realty Corporation; Vice
                              Chairman and Trustee of The College of Santa Fe;
                              Chairman Emeritus and Trustee of the American Film
                              Institute; Trustee of American Theatre Wing; 69

Jean Firstenberg............  Chief Executive Officer and Director of the           1989       1998
                              American Film Institute; Trustee of Boston
                              University; 61

                                                                                   FIRST
                                                                                   BECAME     TERM
            NAME              PRINCIPAL OCCUPATION, OTHER DIRECTORSHIPS AND AGE   DIRECTOR   EXPIRES
----------------------------  --------------------------------------------------  --------   -------
Gene Jankowski..............  Chairman of Jankowski Communications System, Inc.;    1994       1998
                              formerly President and Chairman of the CBS
                              Broadcast Group; Adjunct Professor of
                              Telecommunications for Michigan State University;
                              Chairman Emeritus of the American Film Institute;
                              Director of The Advertising Educational Foundation
                              and the Silvermine Art Center; and advisor to the
                              World Press Freedom Foundation; 62

Victor Liss.................  Vice Chairman of the Board, President and Chief       1988       1998
                              Executive Officer, formerly Co-Chief Executive
                              Officer of Trans-Lux Corporation; Director of Blue
                              Cross & Blue Shield of Connecticut, Inc.; Trustee
                              of Norwalk Hospital and Norwalk Community
                              Technical College Foundation, Inc.; 60

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT

COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth the compensation paid or awarded for each of the three years in the period ended December 31, 1996 to the Corporation's five most highly compensated executive officers whose compensation exceeded $100,000 for the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                 ANNUAL COMPENSATION             COMPENSATION
                                       ---------------------------------------   ------------    ALL OTHER
                                                                OTHER ANNUAL       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)    BONUS($)   COMPENSATION($)    GRANTED(#)       ($)(1)
------------------------------ -----   ---------    --------   ---------------   ------------   ------------
Richard Brandt, Chairman......  1996    105,578      93,163        267,049              --          14,975
of the Board(2)                 1995         --      78,618        368,146              --          57,549
                                1994         --      73,491        363,380              --         116,535
Victor Liss, Chief............  1996    212,885     133,434          5,150              --           4,180
Executive Officer, President    1995    223,237     106,230          4,800           5,000           1,888
and Vice Chairman(2)            1994    192,115     133,753          4,800          10,000           1,888
Michael R. Mulcahy,...........  1996    211,760      33,219             --              --              --
Executive Vice President,       1995    166,593      21,458             --           1,500              --
former Senior Vice President    1994    130,261      28,124             --           3,500              --
and Vice President of Sales
Karl P. Hirschauer............  1996    103,846       5,938             --              --              --
Senior Vice President           1995     98,654       5,000             --           1,000              --
former Vice President           1994     91,212       6,719             --           1,000              --
of Engineering
Thomas F. Mahoney.............  1996    128,660       3,463             --              --              --
Senior Vice President,          1995    144,415          --             --           1,000              --
former Vice President and       1994     92,519          --             --              --              --
Assistant Vice President of
Sales

---------------
(1) There are no restricted stock awards, stock appreciation rights or deferred long-term incentive payouts. The amounts reflected for Mr. Liss represent split dollar life insurance, additional life insurance and disability insurance.

(2) During the period January 1, 1994 to August 15, 1996, the Chairman was not an executive officer under the Corporation's by-laws and the bonuses and other annual compensation constituted fees and other payments under his former consulting agreement with the Corporation. Other annual compensation for Messrs. Brandt and Liss includes directors fees.

COMPENSATION COMMITTEE REPORT

     All matters concerning executive compensation for Mr. Liss, the Chief Executive Officer, and other executive officers are considered by the Corporation's Compensation Committee. The salary levels are intended to be consistent with competitive practice and level of performance. In determining the total compensation to be paid to the Chief Executive Officer and all other executive officers, the Compensation Committee considers management's recommendations based upon past salary levels, contractual obligations where applicable, experience, capability, duties, normal salary increase levels in past years, and the Corporation's and respective individual's performance during the last fiscal year. The Chief Executive Officer's compensation is based upon the above factors and includes bonuses as described in the section on Employment Agreements. Mr. Liss received a new contract effective January 1, 1997 which increased his salary by $15,000 for 1997 and an additional $10,000 each year thereafter during the term, changed his annual bonus from a profit participation percentage plus bonus to a graduated bonus based on the Corporation's defined pre-tax consolidated earnings, not to exceed $250,000. He also received a stock option on January 1, 1997 for 25,000 shares at an exercise price of $11.0625 per share.

RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT BENEFITS:

     A cash contribution of $143,087 for the individuals listed in the Summary Compensation Table, except Mr. Brandt, and all other eligible employees to the Corporation's retirement plan for 1996 will be made prior to September 15, 1997. The amounts set forth for All Other Compensation include $13,764, $57,549 and $116,535 paid to Mr. Brandt for tax equalization payments in 1996, 1995 and 1994, respectively, under a former consulting agreement primarily resulting from limitations placed on the Plan by the Internal Revenue Code and FICA taxes. Under the supplemental retirement arrangement with Mr. Liss, $62,512, $43,723 and $95,475 was accrued but not paid in 1996, 1995 and 1994, respectively.

     The Corporation's retirement plan covers all salaried employees over age 21 with at least one year of service who are not covered by a collective bargaining agreement to which the Corporation is a party. The following table presents estimated retirement benefits payable at normal retirement date, which normally is age 65. The amounts shown include estimated Social Security benefits which would be deducted in calculating benefits payable under such Plan.

                                                   ESTIMATED ANNUAL RETIREMENT BENEFITS
                                         ---------------------------------------------------------
FINAL AVERAGE SALARY FOR HIGHEST FIVE                 BASED ON CREDITED SERVICE YEARS
OF THE TEN YEARS PRECEDING RETIREMENT       10          20          30          35           40
-------------------------------------    --------    --------    --------    ---------    --------
$100,000.............................    $ 15,000    $ 30,000    $ 45,000    $  52,500    $ 60,000
 125,000.............................      18,750      37,500      56,250       65,625      75,000
 150,000.............................      22,500      45,000      67,500       78,750      90,000
 200,000(1)..........................      30,000      60,000      90,000      105,000     120,000(2)

     As of January 1, 1997, Messrs. Liss, Mulcahy, Hirschauer and Mahoney had 28, 29, 17 and 29 years of credited service, respectively.
---------------
(1) $150,000 is the legislated annual cap on compensation.

(2) Maximum legislated annual benefits payable from qualified pension plan.

CERTAIN TRANSACTIONS

     During 1996, $113,750 in fees for legal services rendered were paid by the Corporation to the law firm of which Mr. Modlin, a director of the Corporation, is a member.

     A subsidiary of the Corporation loaned an aggregate of $320,385 during the years 1989 through 1996 to Dr. Fromme, Chairman of the Executive Committee, to fully pay the premiums on a $500,000 life insurance policy on his life. The Corporation has received an assignment of the policy as collateral for the repayment to the extent the proceeds of the policy are in excess of $200,000. The loans plus accrued interest are repayable solely from the proceeds from the policy.

     During 1996, Southcoast Capital Corporation, of which Mr. Brenner, nominee for director of the Corporation, is Vice Chairman acted as Underwriter in the public offering of the $27,500,000 of the Notes plus an additional $4,125,000 of the Notes through exercise of the over-allotment option in January 1997 and received total underwriting discounts of $1,423,125, prior to dealer concessions and discounts.

     Messrs. Matthew Brandt and Thomas Brandt (sons and nephews of Mr. R. Brandt and Dr. Fromme, respectively) are Vice Presidents of the Corporation and each is employed by the Corporation at an annual compensation level of $97,500.

EMPLOYMENT AGREEMENTS

     The Corporation has employment agreements with Messrs. Brandt, Liss, Mulcahy, Hirschauer and Mahoney expiring on December 3l, 2002, April l, 2002, May 3l, 1998, December 3l, 1999 and May 31, 1998, respectively. The agreements provide for annual compensation of $356,762 (subject to cost of living adjustments) for Mr. Brandt, at the rate of $230,000 in 1997, plus an additional $10,000 each year thereafter for Mr. Liss, $145,000 through May 1997 and $155,000 through May 1998 for Mr. Mulcahy, $108,000 in

1997, $114,000 in 1998 and $120,000 in 1999 for Mr. Hirschauer, and $80,000
through May 1997 and $85,000 through May 1998 for Mr. Mahoney. Each agreement contains graduated bonus provisions based on the Corporation's defined pre-tax consolidated earnings, not to exceed $125,000, $250,000, $30,000, $20,000 and $20,000 in the case of Messrs. Brandt, Liss, Mulcahy, Hirschauer and Mahoney, respectively. Each agreement also contains varying disability, death and, other than Messrs. Hirschauer and Mahoney, insurance benefits. Mr. Brandt's agreement provides for profit participation of 1 1/2% of the Corporation's defined pre-tax consolidated earnings. Mr. Mulcahy's agreement provides for sales override commissions and severance benefits. Mr. Mahoney's agreement provides for sales override commissions. Messrs. Brandt and Liss have the right to cancel their agreements if, among other things, in the case of Mr. Liss, Mr. Liss gives six months early termination notice (after January 1, 2000) or there is a "change in control" as defined therein or the Corporation fails to elect him to his present positions and, in the case of Mr. Brandt, the Corporation fails to elect him to his present position in which case he has the right to receive the payments for the balance of the term of his agreement, including certain lump sum payments thereof. The foregoing is a summary of the agreements and reference is made to the agreements, each of which has been filed with the Securities and Exchange Commission for the full terms thereof.

STOCK OPTION PLAN AND STOCK OPTIONS

     The Corporation has two incentive stock option plans which provide for the grant of incentive stock options at fair market value (or 110% of fair market value if the optionee owns more than 10% of the Corporation's outstanding voting securities) on date of grant. Options outstanding are exercisable during the period one to ten years after date of grant and while the holder is in the employ of the Corporation. No options were granted to executive officers during fiscal 1996. The following table sets forth information as to the named executive officers with respect to the value realized on exercise of stock options and fiscal year end option values.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                              VALUE OF
                                                                          NUMBER OF         UNEXERCISED
                                                                         UNEXERCISED        IN-THE-MONEY
                                                                         OPTIONS AT          OPTIONS AT
                                                                         FISCAL YEAR        FISCAL YEAR
                                           OPTION EXERCISES                  END               END($)
                                    -------------------------------     -------------     ----------------
                                    SHARES ACQUIRED        VALUE        EXERCISABLE/        EXERCISABLE/
               NAME                   ON EXERCISE       REALIZED($)     UNEXERCISABLE     UNEXERCISABLE(1)
----------------------------------  ---------------     -----------     -------------     ----------------
Richard Brandt....................          --                 --         12,500/--          43,750/--
Victor Liss.......................       6,906             50,462         26,074/--          82,628/--
Michael R. Mulcahy................          --                 --          5,500/--           9,688/--
Karl P. Hirschauer................          --                 --          3,000/--           7,313/--
Thomas F. Mahoney.................          --                 --          1,000/--           2,875/--

---------------
(1) Market value of underlying securities at fiscal year end, minus the exercise price.

                     FIVE YEAR CORPORATE PERFORMANCE GRAPH

     The following graph compares the Corporation's total stockholder return over the five fiscal years ended December 31, 1996 with the total return on the American Stock Exchange Market Value Index ("AMEX MKT") and The American Stock Exchange New England Regional Index ("AMEX NE"). The stockholder return shown on the graph as "TLX" is not intended to be indicative of future performance of the Corporation's Common Stock.

                     COMPARATIVE FIVE YEAR TOTAL RETURNS *

                             Trans-Lux Corporation,
           AMEX Market Value Index, AMEX New England Regional Index**


        Measurement Period
      (Fiscal Year Covered)              AMEX MKT             AMEX NE               TLX
1991                                            100.00              100.00              100.00
1992                                            101.06              112.75              156.47
1993                                            120.78              113.55              187.37
1994                                            109.84              126.36              187.68
1995                                            138.77              174.40              167.15
1996                                            147.65              152.44              228.75

*  Cumulative total return assumes reinvestment of dividends.

** Peer group consists of the AMEX NE. Assumes $100 investment at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TLX Common Stock, AMEX MKT and AMEX NE.

                       SELECTION OF INDEPENDENT AUDITORS

     The auditors recommended to be retained by the Board of Directors, Deloitte & Touche LLP, have advised the Corporation that they have no direct financial interest or any material indirect financial interest in the Corporation, nor did they have any connection during the past three years with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Such auditors were first retained in 1987 as auditors for the Corporation's 1987 fiscal year.

     Representatives of such auditors are expected to be at the Meeting of the stockholders and will be permitted to make a statement to stockholders if they desire and to respond to any appropriate questions addressed by stockholders to such representatives. The affirmative vote of a majority of the total votes cast at the Meeting by the holders of Common Stock and Class B Stock combined is required to approve the proposal to recommend the independent auditors.

           MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     During 1996, the Board of Directors had five meetings. All directors attended 75% or more of such meetings and of committees of which they were members. Non-employee directors receive an annual fee of $3,500 and $950 for each meeting of the Board attended, while employee directors receive an annual fee of $2,200 and $450 for each meeting attended.

     The members of the Executive Committee of the Board of Directors are Messrs. Brandt, Greenes, Liss and Modlin and Dr. Fromme. The Executive Committee is authorized to exercise the powers of the Board of Directors during the intervals between the meetings of the Board and is from time to time delegated certain authorizations by the Board in matters pertaining to the Corporation. The Executive Committee did not hold any formal meetings in 1996. Members of said Committee receive a fee of $300 for each meeting of the Committee they attend. Dr. Fromme receives an annual fee of $12,000 as Chairman of the Executive Committee and for other consulting services, including his participation in telephonic conferences. Mr. Greenes receives an annual fee of $6,000 as Vice Chairman of the Executive Committee and for other consulting services, including his participation in telephonic conferences.

     The members of the Compensation Committee of the Board of Directors are Messrs. Modlin, Greenes and Jankowski and Ms. Firstenberg. The Compensation Committee reviews compensation and other benefits. The Compensation Committee had two meetings in 1996. Members of said Committee receive a fee of $300 for each meeting of the Committee they attend and the Chairman, Mr. Modlin, receives an annual fee of $2,500.

     The members of the Audit Committee of the Board of Directors are Ms. Firstenberg and Messrs. Baruch, Greenes and Modlin. The Audit Committee reviews the audit function and material aspects thereof with the Corporation's independent auditors. Such Committee had two meetings in 1996. Members of the Audit Committee receive a fee of $300 for each meeting which they attend and the Chairperson, Ms. Firstenberg, receives an annual fee of $2,500.

     The Board of Directors has not established a nominating or similar committee.

     On June 20, 1989, the Board of Directors established a Non-Employee Director Stock Option Plan which as amended, covers a maximum of 30,000 shares for grant. Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 based on five or more years of service, another 500 based on ten or more years of service and an additional 1,000 based on twenty or more years of service. Additional stock options are granted upon the expiration or exercise of any such option which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and American Stock Exchange. Copies of those reports must also be furnished to the Corporation.

     Based solely on a review of the copies of reports furnished to the Corporation and the Corporation's monthly reporting compliance program, the Corporation believes that during the preceding year all filing requirements applicable to executive officers and directors were met.

                  STOCKHOLDER PROPOSALS -- 1998 ANNUAL MEETING

     If any stockholder desires to submit a proposal for action at the 1998 annual meeting, such proposal must be received by the Secretary of the Corporation on or before November 24, 1997. Nominations for directors at the 1998 annual meeting by stockholders must be in accordance with Article 4(c) of the Corporation's By-Laws and received on or before January 22, 1998.

                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. Solicitation will be made by the Corporation's regular employees in the total approximate number of ten. Solicitation will be made by mail, telegram, telephone and in person.

                                          By Order of the Board of Directors

                                              ANGELA D. TOPPI
                                                 Secretary

Dated: Norwalk, Connecticut
      March 24, 1997

                                   TRANS-LUX
                                  CORPORATION

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                  MAY 22, 1997
                              NORWALK, CONNECTICUT

PROXY                        TRANS-LUX CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 1997
                  (SOLICITED ON BEHALF OF BOARD OF DIRECTORS)

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of TRANS-LUX CORPORATION hereby constitutes and appoints RICHARD BRANDT, VICTOR LISS and HOWARD S. MODLIN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at the office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on May 22, 1997, at 10:00 A.M., and at any adjournment thereof, the number of votes the undersigned would be entitled to cast if present for the following matters and, in their discretion, upon such other matters as may properly come before the meeting of any adjournment thereof:

Directors recommend vote FOR Items 1 and 2.

Item 1   / / FOR   / / NOT FOR

Election of Steven Baruch, Howard Brenner and Allan Fromme as directors for a three-year term, and until their successors are elected and shall have qualified.

Authority is withheld with respect to the following nominee(s):

--------------------------------------------------------------------------------

Item 2   / / FOR   / / AGAINST   / / ABSTAIN

Recommended retention of Deloitte & Touche LLP as the independent auditors for the Corporation for the ensuing year.

UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS AND "FOR" ITEM 2.

                                     (Continued and to be signed on other side.)

A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto, both dated March 24, 1997.


                                Date:___________________ , 1997

                                __________________________________________(LS)
                                          STOCKHOLDER'S SIGNATURE

                                __________________________________________(LS)


                                NOTE: This proxy properly filled in, dated and signed, should be returned immediately in the enclosed postpaid envelope to TRANS-LUX CORPORATION, 110 Richards Avenue, Norwalk, Connecticut 08858-5090. If the signer is a corporation, sign in full the corporate name by a duly authorized officer. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.